Exhibit 99.1

Filed by SunCoke Energy, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: SunCoke Energy Partners, L.P.

Commission File No.: 1-35782

Investors:

Kyle Bland: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. PROPOSES TO ACQUIRE ALL

PUBLICLY TRADED COMMON UNITS OF SUNCOKE ENERGY PARTNERS, L.P.

Lisle, Ill. (October 31, 2016) – SunCoke Energy, Inc. (NYSE: SXC) today announced that it has submitted a proposal to the Board of Directors of the general partner of SunCoke Energy Partners, L.P. (NYSE: SXCP) to acquire all of SXCP’s common units not already owned by SXC. Under the terms of the proposal, SXCP common unitholders would receive approximately 1.65 new shares of SXC common stock for each SXCP common unit on the New York Stock Exchange, representing an implied purchase price of $17.80 per SXCP common unit, or a 5% premium, based on the closing price as of October 28, 2016, which was the last day of trading for each of SXC and SXCP prior to this announcement.

Assuming the completion of the proposed transaction, SXCP will become a wholly-owned subsidiary of SXC, and SXCP’s common units will cease to be publicly traded. SXCP’s 7.375% Senior Notes due 2020 will remain outstanding.

“We believe this proposed transaction enhances value for both SXC shareholders and SXCP unitholders. The merger of SXC and SXCP will result in significant cash flow accretion to SXC shareholders, generate meaningful cash flow synergies for the combined organization, and create greater financial flexibility to initiate a dividend, further de-lever the balance sheet and pursue a broader set of growth opportunities where we may have product or customer adjacencies,” said Fritz Henderson, Chairman, President and CEO of SXC. ”The combination of these financial and strategic benefits will create a stronger combined company and will maximize value for both investor bases.”

The proposal has been made to the Board of Directors of SXCP’s general partner, which is an indirect wholly-owned subsidiary of SXC. SXC expects that the Board of Directors of SXCP’s general partner will delegate the authority to review and evaluate the proposal to its Conflicts Committee. The Conflicts Committee, which is composed of only the independent directors of the Board of Directors of SXCP’s general partner, will consider the proposal pursuant to applicable procedures established in SXCP’s partnership agreement. The proposed transaction is subject to the negotiation and execution of mutually acceptable agreement and plan of merger, which would provide the definitive terms of the transaction. The closing of the proposed transaction also is conditioned upon customary regulatory approvals. If an agreement is reached and definitive terms ultimately are approved by each of the Boards of Directors of SXC and SXCP, the transaction also will require approval by a majority of votes cast by SXC shareholders at a meeting, and approval by a majority of SXCP’s outstanding common units, including the common units held by affiliates of SXC. Through its affiliates, SXC owns approximately 53.9% of SXCP’s outstanding common units which SXC intends to vote in favor of the proposed transaction.

CONFERENCE CALL AND WEBCAST INFORMATION

SXC and SXCP will jointly host a live conference call and webcast to discuss the proposed transaction at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) today, October 31, 2016. A presentation outlining the transaction will be posted on the home page of the ”Investors” section of SXC’s website, at www.suncoke.com, prior to the call. Investors may participate in this call by dialing 1-877-201-0168 in the U.S. or 1-647-788-4901 if outside the U.S., confirmation code 10953956. The conference call will be archived for replay on a webcast link located in the “Investors” section of www.suncoke.com.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. We are the sponsor of SunCoke Energy Partners, L.P. (NYSE: SXCP), a publicly traded master limited partnership, holding a 2 percent general partner interest, 53.9 percent limited partnership interest and all of the incentive distribution rights. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law. In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission (the “SEC”) cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

IMPORTANT NOTICE TO INVESTORS

This press release is not a solicitation of a proxy and does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by SXC and SXCP, pursuant to a registration statement filed with the SEC. If the proposed merger is approved, a registration statement of SXC, which will include a proxy statement of SXC, an SXC prospectus, an information statement of SXCP and other materials, will be filed with the SEC.

IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SXC, SXCP AND THE PROPOSED MERGER.

If and when applicable, investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about SXC and SXCP, without charge, at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of SXC or SXCP at the following:

SunCoke Energy, Inc.	SunCoke Energy Partners, L.P.
1011 Warrenville Road, Suite 600 Lisle, IL 60532 Attention: Investor Relations Phone: 630-824-1907 E-mail: investorrelations@suncoke.com	1011 Warrenville Road, Suite 600 Lisle, IL 60532 Attention: Investor Relations Phone: 630-824-1987 E-mail: investorrelations@suncoke.com

Participants in the Transaction

If and when SXC and SXCP have entered into a definitive merger agreement, SXC, SXCP, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by such an agreement. Information regarding directors and executive officers of SXCP’s general partner is contained in SXCP’s Form 10-K for the year ended December 31, 2015, which has been filed with the SEC. Information regarding SXC’s directors and executive officers is contained in SXC’s definitive proxy statement dated March 23, 2016, which is filed with the SEC. A more complete description will be available in the registration statement and the related proxy statement/prospectus if and when filed.

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